UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

_______________

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Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

AquaBounty Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 23, 2026

The 2026 annual meeting of stockholders (“Annual Meeting”) of AquaBounty Technologies, Inc. (“we,” “us,” “AquaBounty” or the “Company”) will be held on June 23, 2026, at 11:00 a.m., Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451, for the following purposes:

•to elect four directors to serve on our Board of Directors (our “Board”) for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal (“Proposal 1”);

•to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);

•to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to approve a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.001 per share (“Common Stock”) (“Proposal 3”);

•to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers (Proposal 4”);

•to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (“Proposal 5”); and

•to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

After careful consideration, our Board recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and a vote “FOR” Proposals 2, 3, 4, and 5.

Only stockholders of record at the close of business on April 24, 2026, the record date, are entitled to notice of and to vote at the annual meeting or at any postponement(s) or adjournment(s) thereof.

Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. Please vote before the annual meeting using the Internet; telephone; or by signing, dating, and mailing the proxy card in the pre-paid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement. Your proxy may be revoked before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement. The Proxy Statement is dated May 1, 2026 and is first being made available to stockholders on or about May 6, 2026.

Sincerely,

David Frank
Interim Chief Executive Officer

Harvard, Massachusetts

May 1, 2026

Forward-Looking Statements

This proxy statement contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty. All statements other than statements of historical fact are forward-looking statements, and AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may,” similar expressions and the negative forms of such expressions to identify such forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks, uncertainties, and other factors, many of which are outside of our control, which could cause our actual results, performance, or achievements to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our history of net losses and the likelihood of future net losses; our ability to continue as a going concern; our ability to raise additional funds, including from the sale of non-current assets, in sufficient amounts on a timely basis, on acceptable terms, or at all; our ability to obtain and maintain approvals and permits to construct and operate our Ohio Farm Project without delay; risks related to potential strategic acquisitions, investments or mergers; security breaches, cyber-attacks and other disruptions could compromise our information, or expose us to fraud or liability, or interrupt our operations; any further write-downs of the value of our assets; business, political, or economic disruptions or global health concerns; adverse developments affecting the financial services industry; our ability to use net operating losses and other tax attributes, which may be subject to certain limitations; volatility in the price of our shares of common stock; our ability to maintain our listing on the Nasdaq Stock Market LLC (“Nasdaq”); an active trading market for our common stock may not be sustained; our status as a “smaller reporting company” and a “non-accelerated filer” may cause our shares of common stock to be less attractive to investors; any issuance of preferred stock with terms that could dilute the voting power or reduce the value of our common stock; provisions in our corporate documents and Delaware law could have the effect of delaying, deferring, or preventing a change in control of us; our expectation of not paying cash dividends in the foreseeable future; The composition of our Board of Directors may change from time to time under our governing documents, including through the filling of vacancies, which may result in a change in the Company’s strategic plan; and other risks and uncertainties discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”).

For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. You should consider these factors in evaluating the forward-looking statements included in this proxy statement and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

i

2026 PROXY STATEMENT

233 Ayer Road, Suite 4

Harvard, Massachusetts 01451

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2026

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

This proxy statement and the accompanying form of proxy are being made available to the stockholders of AquaBounty Technologies, Inc. (“we,” “us,” “AquaBounty” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at our annual meeting of stockholders (“Annual Meeting”) to be held on June 23, 2026, at 11:00 a.m., Eastern Time, at 233 Ayer Road, Suite 4, Harvard, MA 01451, and any adjournments, continuations or postponements thereof. The meeting will be held for the following purposes:

•to elect four directors to serve on our Board for a one-year term of office until the next annual meeting of stockholders, with each director to hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal (“Proposal 1”);

•to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”);

•to approve an amendment to our Third Amended and Restated Certificate of Incorporation, as amended, to approve a reverse stock split (the “Reverse Stock Split”) of our common stock, par value $0.001 per share (“Common Stock”) (“Proposal 3”);

•to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers (“Proposal 4”);

•to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split Proposal (“Proposal 5”); and

•to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

After careful consideration, our Board recommends a vote “FOR” the election of each of the director nominees listed in Proposal 1 and a vote “FOR” Proposals 2, 3, 4, and 5.

Where can I obtain proxy-related materials and/or what should I do if I received more than one copy of the Notice and proxy materials?

A copy of our proxy materials is available, free of charge, on www.envisionreports.com/AQB, the SEC website at www.sec.gov, and our corporate website at www.aquabounty.com. By referring to our website, we do not incorporate our website or any portion of that website by reference into this proxy statement. We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about May 6, 2026, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the record date entitled to vote at our annual meeting. The Notice will provide instructions on how to access our proxy statement and annual report, along with how to vote via the Internet or by telephone. Instructions on how to request a printed copy of the proxy materials will also be provided in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help minimize our costs associated with printing and distributing our proxy materials and lessen the environmental impact of our annual meeting of stockholders.

If your shares are held in more than one account at a brokerage firm, bank, broker-dealer, or other similar organization (a “broker or other nominee”), you may receive more than one copy of the proxy materials. Please follow the voting instructions on the proxy cards or voting instruction forms, as applicable, and vote all proxy cards or voting instruction forms, as applicable, to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address whenever possible. If you are a registered holder, you can accomplish this by contacting our transfer agent, Computershare, at (800) 736-3001 or in writing to Computershare Investor Services, PO. Box 43078, Providence, Rhode Island 02940-3078. If your shares are held in an account at a broker or other nominee, you can accomplish this by contacting that organization.

Why did multiple stockholders at my address receive only one copy of the Notice and proxy materials?

Some brokers or other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice or set of proxy materials is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 233 Ayer Road, Suite 4, Harvard, MA 01451, Attention: Corporate Secretary or call us at (978) 648-6000. If you want to receive separate copies of the Notice or proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your broker or other nominee, or you may contact us at the above address or telephone number.

What is the quorum requirement to hold the annual meeting?

We have Common Stock and Convertible Series A preferred stock, par value $0.01 per share (“Preferred Stock”) classes of securities issued and outstanding, with each holder of our Common Stock entitled to one vote for each share of the Common Stock standing in the name of such stockholder and each holder of our Preferred Stock entitled to the Common Stock equivalent of twenty votes for each share of the Preferred Stock standing in the name of such stockholder on the books of the Company on the record date for the annual meeting. Together, our Common Stock and our Preferred Stock comprise our outstanding capital stock (“Capital Stock”). Stockholders of record at the close of business on April 24, 2026, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. The holders of a majority of the Capital Stock issued and outstanding and entitled to vote at the meeting as of the record date, present in person or represented by proxy, will constitute a quorum at the annual meeting. On April 24, 2026, the record date for the annual meeting, there were 5,147,204 shares of Common Stock and 263,753 shares of Preferred Stock issued and outstanding.

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. If a quorum is not present, or represented at the annual meeting, the stockholders entitled to vote at the annual meeting, present in person or represented by proxy, will have the power to adjourn the meeting from time to time until a quorum is present or represented.

What is the vote required for each of the proposals?

A summary of our annual meeting proposals and applicable vote standards is set forth below. Proposal 1 requires a plurality vote. Proposals 2, 4 and 5 require the affirmative vote of the holders of a majority of the shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted. Proposal 3 requires the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock entitled to vote thereon, voting together as a single class.

Proposal	Vote Options	Vote Required	Effect of Withhold Votes or Abstentions	Broker Non-Votes (if any)

Election of Directors (Proposal 1)	FOR WITHHOLD

At least one FOR vote. Nominees receiving the highest number of “FOR” votes are elected until all board seats are filled. In an uncontested election, where the number of nominees and available board seats are equal, election requires only a single vote or more.

			No Effect	No Effect (1)
Ratification of Appointment of Independent Auditors (Proposal 2)	FOR AGAINST ABSTAIN	Majority of shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted.	No Effect	No Effect (2)
Approval of Reverse Stock Split (Proposal 3)	FOR AGAINST ABSTAIN	Majority of shares of Capital Stock entitled to vote on the proposal, voting as a single class.	Vote Against	Vote Against (1)

Advisory Vote to Approve the Compensation of our Named Executive Officers (Proposal 4)	FOR AGAINST ABSTAIN	Majority of shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted.	No Effect	No Effect (1)
Approval of Adjournment (Proposal 5)	FOR AGAINST ABSTAIN	Majority of shares of Capital Stock present in person or represented by proxy at the meeting and entitled to vote on the proposal and which has actually been voted.	No Effect	No Effect (1)

(1)This proposal is considered to be a “non-routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker or other nominee does not have discretionary authority to vote your shares on this proposal.

(2)This proposal is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker or other nominee has discretionary authority to vote your shares on this proposal, and we do not expect there to be any broker non-votes on this proposal.

Broker Non-Votes

If you are a beneficial owner of shares held by a broker or other nominee and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may still be able to vote your shares in its discretion. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers or other nominees that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker or other nominee has not received voting instructions from the beneficial owner of the shares, and the broker or other nominee cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Proposals 1, 3,4 and 5 are considered to be “non-routine” under New York Stock Exchange rules such that your broker or other nominee may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be a “routine” matter under New York Stock Exchange rules, and thus if you do not return voting instructions to your broker or other nominee by its deadline, your shares may be voted by your broker or other nominee in its discretion on Proposal 2.

Your Vote

Your vote is very important. Whether or not you plan to attend the annual meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker or other nominee).

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare, you are a stockholder of record, and you received the Notice by mail with instructions regarding how to view our proxy materials on the Internet, how to receive a paper or email copy of the proxy materials, and how to vote by proxy in advance of the meeting. You can also vote in person or by proxy during the annual meeting. There are three ways stockholders of record can vote by proxy in advance of the meeting: (1) by telephone (by following the instructions on the proxy card); (2) by Internet (by following the instructions provided on the proxy card); or (3) by mail, (by completing and returning the proxy card enclosed in the proxy materials prior to the annual meeting). Unless there are different instructions, all shares represented by valid proxies (and not revoked before they are voted) will be voted as follows at the annual meeting:

•FOR the election of each of the director nominees listed in Proposal 1 (unless the authority to vote for the election of any such director nominee is withheld);

•FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm as described in Proposal 2;

•FOR the approval of the Reverse Stock Split in Proposal 3;

•FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in Proposal 4; and

•FOR the adjournment in Proposal 5.

If you provide specific voting instructions, your shares will be voted as instructed. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 pm, ET, on June 22, 2026.

Beneficial Owners of Shares Held in Street Name

If your shares are held in an account at a broker or other nominee, then you are the beneficial owner of shares held in “street name,” and such organization forwarded to you the proxy materials. You should follow the instructions from such broker or other nominee in order to vote your shares.

Outstanding Shares

As of April 24, 2026, there are 5,147,204 shares of Common Stock and 263,753 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote on the matters to be considered at the 2026 Annual Meeting and each share of Preferred Stock is entitled to twenty votes on the matters to be considered at the 2026 Annual Meeting. The total number of votes entitled to be cast by holders of Preferred Stock is 5,275,076. The total number of votes entitled to be cast at the 2026 Annual Meeting outstanding is 10,422,280.

Although we do not know of any business to be considered at the annual meeting other than the proposals described in the proxy statement, if any other business is presented at the annual meeting, your signed proxy or your authenticated Internet or telephone proxy will give authority to David A. Frank to vote on such matters at his discretion.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

How do I attend the meeting?

You are entitled to attend the annual meeting only if you were a stockholder of record as of the record date, or if you are a “beneficial owner” of shares held in “street name” as of the record date and you hold a valid legal proxy for the annual meeting, executed in your favor by your broker or other nominee. Registration will begin at 10:30 a.m., Eastern Time on the date of the annual meeting, and seating will begin immediately after. Since seating is limited, admission to the annual meeting will be on a first-come, first-served basis.

If you plan to attend, in addition to the legal proxy required if you are a “beneficial owner” of your shares, please note that all attendees should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. In addition, if you are the “beneficial owner” of your shares, you will also need proof of ownership as of the record date, such as the Notice, the voting instruction card provided by your broker or other nominee, your most recent account statement prior to the record date, or similar evidence of ownership. If you do not have a valid picture identification or proof of ownership of our stock, you may be denied admission to the annual meeting. If you do not comply with each of the foregoing requirements, you may not be admitted to the annual meeting.

How do I revoke a proxy?

If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted at the annual meeting by:

•delivering written notice of revocation to our Corporate Secretary at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451, which must be received by our Corporate Secretary prior to the start of the annual meeting;

•submitting a later-dated proxy prior to the applicable cutoff times, as described above; or

•attending the annual meeting and voting in person.

Your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy. You may also be represented by another person attending the annual meeting by executing an acceptable form of proxy designating that person to act on your behalf.

If your shares are held in “street name,” please contact your broker or other nominee if you would like directions on how you may change or revoke your voting instructions.

Who is making this solicitation?

This solicitation is made on behalf of our Board, and we will pay the costs of solicitation. Copies of proxy materials will be furnished to brokers or other nominees holding shares in their names that are beneficially owned by others so that they may forward the proxy materials to such beneficial owners upon request. We will reimburse brokers or other nominees for reasonable expenses incurred by them in sending proxy materials to our stockholders. In addition to the solicitation of proxies by mail, our directors, officers, and employees may solicit proxies by telephone, facsimile, or personal interview. No additional compensation will be paid to these individuals for any such services. We have engaged a third-party solicitor, Georgeson LLC, who may solicit proxies by telephone or by other means of communication on our behalf. The cost for this service is estimated at $25,000, including expenses. In addition, we have agreed to indemnify Georgeson LLC against certain claims, liabilities, losses, damages and expenses arising out of or in connection with these services.

How can I find the voting results?

We plan to announce preliminary voting results at the meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

Stockholder Proposals for 2027 Annual Meeting

Stockholder proposals that are intended to be presented at our 2027 annual meeting of stockholders and included in our proxy statement relating to the 2027 annual meeting, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than January 6, 2027, which is 120 calendar days before the anniversary of the date on which this proxy statement was first distributed to our stockholders. If the date of the 2027 annual meeting is moved more than 30 days from the date of the 2026 annual meeting, the deadline for inclusion of proposals in our proxy statement for the 2027 annual meeting instead will be a reasonable time before we begin to print and send our proxy materials. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2027 annual meeting.

If a stockholder wishes to request business be brought at our 2027 annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act), the stockholder must give advance notice to us prior to the deadline (the “Bylaw Deadline”) for the annual meeting determined in accordance with our Amended and Restated Bylaws (“Bylaws”) and comply with certain other requirements specified in our Bylaws. Under our Bylaws, in order to be deemed properly presented, the notice of a proposal, including nominations for the election of directors, must be delivered to our Corporate Secretary no later than March 22, 2027, which is 45 calendar days prior to the first anniversary of the date on which we mailed the proxy materials for the 2026 annual meeting.

However, if we change the date of the 2027 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, June 23, 2027, stockholder proposals intended for presentation at the 2027 annual meeting, but not intended to be included in our proxy statement relating to the 2027 annual meeting, must be delivered to or mailed and received by our Corporate Secretary at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451 no later than the close of business on the 90th calendar day prior to the 2027 annual meeting or the 20th calendar day following the day on which public disclosure of the date of the 2027 annual meeting is first made (the “Alternate Date”). We also encourage you to submit any such proposals via email to investors@aquabounty.com. If a stockholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2027 annual meeting. Additional requirements applicable to notices of stockholder proposals are set forth in our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We have not been notified by any stockholder that such stockholder intends to present a stockholder proposal from the floor at this annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting or any adjournment or postponement thereof.

In connection with our solicitation of proxies for our 2027 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board recommends that stockholders vote FOR

the election of EACH OF THE director nominees listed below.

Each director serving on our Board is elected for a one-year term to hold office until the next annual meeting of our stockholders or until his or her earlier death, disqualification, resignation or removal. The nominees named below have agreed to serve if elected, and we have no reason to believe that they will be unavailable to serve. If, however, the nominees named below are unable to serve or decline to serve at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by our Board. Unless a stockholder specifies otherwise, a returned, signed proxy will be voted FOR the election of each of the nominees listed below.

The following table sets forth information with respect to the persons nominated for re-election at the annual meeting:

				Committees
Name	Age	Director Since	Position(s)	Audit	Compensation and Human Capital	Nominating and Corporate Governance
Graydon Bensler (1)	34	2025	Director	Mem	Chair
Braeden Lichti (1)	41	2025	Director	Mem	Mem	Chair
Rick Sterling	62	2013	Director	Chair	Mem	Mem
Sylvia A. Wulf	69	2019	Board Chair

(1) Mr. Bensler and Mr. Lichti joined the Board on October 28, 2025.

Graydon Bensler. Mr. Bensler has served as a member of the Board of Directors of AquaBounty since October 2025. He was appointed to the Board pursuant to an arrangement with certain investors in connection with the funding of senior notes issued by the Company, as required as a condition to the note purchase agreements with such investors. Mr. Bensler has served as Non-Employee Chief Executive Officer of PMGC Holdings, Inc. (Nasdaq: ELAB) since June 2024, and as Non-Employee Chief Financial Officer and independent director of PMGC Holdings since June 2020. Mr. Bensler has served as a director of Redwood AI Corp. (CSE: AIRX) since February 2026 and previously served as an independent director of Qualigen Therapeutics, Inc. (Nasdaq: QLGN) from October 2024 to November 2025 and as a director of Onco Innovations Inc. (CSE: ONCO) from July 2024 to October 2025. He is a CFA® charter holder with over nine years of experience in financial consulting and management for private businesses and U.S. and Canadian publicly traded companies. He is the founder and sole owner of GB Capital Ltd., a privately held company engaged in capital markets advisory, financial consulting, and management since 2019. From 2019 to 2021, Mr. Bensler served as a Senior Associate at Evans & Evans, Inc., a Canadian boutique investment banking firm, where he led valuations and going-public transactions. From 2017 to 2019, he served as an account manager at a leading Canadian investor relations firm, where he represented publicly traded companies and guided several through multiple financings. Mr. Bensler received his Bachelor of Management and Organizational Studies degree from the University of Western Ontario, with a specialization in Finance. We believe that Mr. Bensler's experience as chief executive officer and chief financial officer of a Nasdaq-listed holding company, his service on the boards of multiple Nasdaq- and CSE-listed companies spanning biotechnology, artificial intelligence, and life sciences, and his background in capital markets advisory, valuations, and public company transactions make him well qualified to serve as a director of our Company.

Braeden Lichti. Mr. Lichti has served as a member of the Board of Directors of AquaBounty since October 2025. He was appointed to the Board pursuant to an arrangement with certain investors in connection with the funding of senior notes issued by the Company, as required as a condition to the note purchase agreements with such investors. Mr. Lichti has served as Chief Executive Officer of BWL Investments Ltd., a privately held investment and holding company, since its founding in 2016 and he is also the Founder and Chief Executive Officer of NorthStrive Companies, Inc., a U.S.-based investment and advisory firm, since 2021, and has served as Chairman since 2024. From June 21, 2024 to present, Mr. Lichti has served as Non-Executive Chairman of the Board of Directors of PMGC Holdings Inc. (formerly Elevai Labs, Inc.) (NASDAQ:ELAB). Mr. Lichti, together with his organization NorthStrive, led the restructuring and repositioning of Elevai Labs into PMGC Holdings, a diversified public holding company focused on acquiring and scaling operating businesses. From October 8, 2024 to November 17, 2025, Mr. Lichti served as a member of the Board of Directors of Qualigen Therapeutics, Inc. (NASDAQ:QLGN). During his tenure, the Company completed a $41 million private investment in public equity (PIPE) financing led by Faraday Future Intelligent Electric Inc. (NASDAQ:FFAI), resulting in a change of control, board reconstitution, and a strategic transformation of the business toward a new operating model.

Mr. Lichti has also been involved with Hydromer, Inc. (OTC:HYDI), where his company, NorthStrive, was an advisor and significant shareholder. During this period, the company secured a strategic investment from jMedtech, a global medical device company, resulting in a change of control, board reconstitution, and the establishment of an expanded international platform within the medical device coatings industry. Mr. Lichti has over a decade of experience in public markets, mergers and acquisitions, capital formation, and corporate restructuring. He has been directly involved in multiple public company transactions, including initial public offerings, reverse mergers, recapitalizations, and strategic investments. Mr. Lichti’s experience in driving corporate transformation, capital markets execution, and shareholder value creation makes him well qualified to serve on the Board of Directors

Rick Sterling. Mr. Sterling has served on the Board of AquaBounty since September 2013. He served as the Chief Financial Officer at Precigen Inc. (NASDAQ:PGEN) (“Precigen”) from 2007 through March 2021, including leading them through their initial public offering in 2013. During his term at Precigen, Mr. Sterling was responsible for multiple private and public equity and debt capital raises, financial diligence for and integration of over a dozen acquisitions, SEC reporting and compliance, divestitures of businesses, budgeting, and negotiations of facility leases as well as oversight of human resource and information technology functions. Prior to joining Precigen, he was with KPMG where he worked in the audit practice for over 17 years, with a client base primarily in the healthcare, technology and manufacturing industries. He has a Bachelor of Science in Accounting from Virginia Tech and is a licensed Certified Public Accountant. Mr. Sterling’s background in audit and finance, as well as his experience with technology companies, make him well suited for service on our Board.

Sylvia Wulf. Ms. Wulf was elected Chair of the Board of AquaBounty in 2023. She was Executive Director, President, and CEO of AquaBounty from 2019 to 2023. In 2023 she relinquished her position as President but remained as CEO until 2024. She was the Interim Head, Agriculture and Environment at the Biotechnology Innovation Organization. Prior to joining AquaBounty, Ms. Wulf served as a Senior Vice President of US Foods, Inc. (NYSE:USFD), where she had been President of the Manufacturing Division since June 2011. Prior to US Foods, Ms. Wulf held senior positions in Tyson Foods, Inc. (NYSE:TSN), Sara Lee Corporation, and Bunge Corp (NYSE:BG). She is also currently on the Board of Directors and the Executive Committee of both the National Fisheries Institute and the Biotechnology Innovation Organization. Ms. Wulf received a Bachelor of Science in Finance from Western Illinois University and a Master of Business Administration from DePaul University. Ms. Wulf provides extensive experience in the food industry in North America, including its fish sector to our Board.

Our Executive Officers

The following table identifies our executive officers who are not members of our Board and sets forth their current positions with us.

Name	Age	Officer Since	Position(s)
David A. Frank	65	2007	Interim CEO, CFO and Treasurer

David A. Frank. Mr. Frank was appointed Interim Chief Executive Officer of AquaBounty on December 6, 2024, while retaining his positions as Chief Financial Officer and Treasurer of AquaBounty since October 2007. Prior to joining AquaBounty, he served as Chief Financial Officer of Magellan Biosciences and President of TekCel between 2003 and 2007.

Our executive officers are elected by our Board and hold office until removed by the Board, or until their successors have been duly elected and qualified or their earlier resignation, retirement, removal, or death. The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which they were or are to be selected as an executive officer. There are no material legal proceedings to which any of our executive officers or any associate of any such executive officer is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Corporate Governance Principles

We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics and the charters for each of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are available on the investor relations section of our corporate website (www.aquabounty.com). A copy of our Code of Business Conduct and Ethics and the committee charters may also be obtained upon request to Corporate Secretary, AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451.

Code of Ethics

Our Board has adopted the Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including, but not limited to, our Chief Executive Officer and Chief Financial Officer and other executive and senior financial officers. The Code of Business Conduct and Ethics constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of Nasdaq. Our Code of Business Conduct and Ethics is posted to our website, and we intend to disclose any amendment or waiver of a provision thereof that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website (available at www.aquabounty.com) and/or in our public filings with the SEC. During fiscal year ended December 31, 2025, no waivers were granted from any provision of the Code of Business Conduct and Ethics.

Policy on Trading, Pledging and Hedging of Our Common Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. We have adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NASDAQ listing standards. The Company also follows policies and procedures governing transactions in its own securities that are reasonably designed to promote compliance with applicable insider trading laws and Nasdaq listing standards. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our employees, officers and directors, including hedging and the purchase or sale of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership. To our knowledge, each of our directors and executive officers complied with this policy during 2025.

Stockholder Communications with Directors

Stockholders may communicate with our directors by sending communications to the attention of the Chair of the Board, the Chair of a committee of the Board, or an individual director via U.S. Mail or Expedited Delivery Services to our address at AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451. The Company will forward by U.S. Mail any such communication to the mailing address most recently provided by the Board member identified in the “Attention” line of the communication. All communications must be accompanied by the following information:

•A statement of the type and amount of the securities of the Company that the submitting individual holds, if any;

•Any special interest, other than in the capacity of security holder, of the submitting individual in the subject matter of the communication; and

•The address, telephone number, and email address of the submitting individual.

Board Composition

Each director serving on our Board is elected for a one-year term to hold office until the next annual meeting of our stockholders until the election and qualification of his or her successor, subject to his or her earlier death, disqualification, resignation or removal. The authorized number of directors may be changed by resolution of the Board. The Board has the power to appoint any person as a director to fill a vacancy on the Board.

Board Independence

As required by the Nasdaq listing rules, our Board evaluates the independence of its members at least once annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors.

In January 2026, our Board undertook a review of the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined each of Messrs. Bensler, Lichti and Sterling is an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2).

Board Leadership Structure

Our Board understands that board structures vary greatly among U.S. public corporations, and our Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. Our Board believes that an effective leadership structure could be achieved either by combining or separating the Board Chair and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that, to be effective, the governance structure must balance the powers of the Chief Executive Officer and the independent directors and ensure that the independent directors are fully informed, able to discuss and debate the issues that they deem important, and able to provide effective oversight of management.

Currently, our Board separates the roles of Chief Executive Officer and Board Chair. Our Board believes that this leadership structure is appropriate for the Company at this time because it allows the Chief Executive Officer to focus on the day-to-day operations of the Company. At the same time, the Board Chair can focus on corporate strategy and leadership of the Board. We believe this structure is appropriate given the size of our executive officer team and our current financial condition.

Nevertheless, the Board believes that “one size” does not fit all, and the decision of whether to combine or separate the positions of Chief Executive Officer and Board Chair will vary and depend upon our particular circumstances at a given point in time, taking into consideration the depth and breadth of the executive officer team and the composition of the Board.

Board’s Role in Risk Oversight

Our Board is actively engaged in the oversight of the risks we face and consideration of the appropriate responses to those risks. However, our Board delegates certain of such responsibilities to its committees. The Audit Committee is responsible for reviewing with management our Company’s policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. The Audit Committee also reviews and comments on a periodic risk assessment performed by management. After the Audit Committee performs its review and comment function, it reports any significant findings to our Board. The Board is responsible for the oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary. The Compensation and Human Capital Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks.

Currently, our management team conducts an annual risk assessment that is led by our Chief Financial Officer and provided to our Board as part of their oversight responsibility. Identified risks, along with mitigation plans are reviewed with our outside advisors and reported to our Board on an annual basis with quarterly updates.

Board Meeting Attendance

During 2025, our Board met 7 times, and each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. Members of the Board and its committees also consulted informally with management from time to time. Additionally, non-management Board members met in executive sessions without the presence of management periodically during 2025. We do not have a formal policy regarding board members’ attendance at our annual meetings of stockholders but encourage them to do so. Our 2025 annual meeting of stockholders was attended by one member of our Board.

Board Committees

Our Board has three standing committees: the Audit Committee (“AC”), the Compensation and Human Capital Committee (“CHCC”), and the Nominating and Corporate Governance Committee (“NCGC”), each of which operate pursuant to a written charter adopted by our Board that is available on our corporate website (www.aquabounty.com) under “Investor Relations.”

Audit Committee. Messrs. Bensler, Lichti and Sterling serve as members of our AC, and Mr. Sterling serves as its chair. Each member of the AC satisfies the special independence standards for such committee established by the SEC and Nasdaq, as applicable. Mr. Sterling is an “audit committee financial expert,” as that term is defined by the SEC in Item 407(d) of Regulation S-K. Stockholders should understand that this designation is an SEC disclosure requirement relating to Mr. Sterling’s experience and understanding of certain accounting and auditing matters, which the SEC has stated does not impose on the director so designated any additional duty, obligation, or liability than otherwise is imposed generally by virtue of serving on the AC and/or our Board. No AC member is permitted to serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of the AC member to effectively serve on our AC. Our AC is responsible for, among other things, oversight of our independent auditors and the integrity of our financial statements. Our AC held five meetings in 2025.

Compensation and Human Capital Committee. Messrs. Bensler, Lichti and Sterling serve as members of our CHCC, and Mr. Bensler serves as its chair. Our CHCC is responsible for, among other things, establishing and administering our policies, programs, and procedures for compensating our executive officers and Board. The CHCC may only delegate its authority to subcommittees of its members. None of the members of our CHCC is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or CHCC. Our CHCC held three meetings in 2025.

Nominating and Corporate Governance Committee. Messrs. Lichti and Sterling serve as members of our NCGC and Mr. Lichti serves as its chair. Our NCGC is responsible for, among other things, evaluating new director candidates and incumbent directors and recommending directors to serve as members of our Board committees. Our NCGC held four meetings in 2025.

Director Nominees

Our Board believes that the Board should be composed of individuals with varied, complementary backgrounds who have exhibited proven leadership capabilities within their chosen fields. Directors should have the ability to quickly grasp complex principles of business and finance, particularly those related to our industry. Directors should possess the highest personal and professional ethics, integrity, and values and should be committed to representing the long-term interests of our stockholders. When considering a candidate for director, the NCGC will take into account a number of factors, including, without limitation, the following: depth of understanding of our industry; education and professional background; judgment, skill, integrity, and reputation; existing commitments to other businesses as a director, executive, or owner; personal conflicts of interest, if any; diversity; and the size and composition of the existing Board. Although the Board does not have a policy with respect to consideration of diversity in identifying director nominees, among the many other factors considered by the NCGC are the benefits of diversity in Board composition, including with respect to age, gender, race, and specialized background. When seeking candidates for director, the NCGC may solicit suggestions from incumbent directors, management, stockholders, and others. Additionally, the NCGC may use the services of third-party search firms to assist in the identification of appropriate candidates. During 2025, no director search fees were incurred. The NCGC will also evaluate the qualifications of all candidates properly nominated by stockholders, in the same manner and using the same criteria. A stockholder desiring to nominate a person for election to the Board must comply with the stock holding and advance notice procedures of our Bylaws, as described in the proxy statement under the heading “Stockholder Proposals for 2027 Annual Meeting.”

Director Compensation

We believe that the compensation we provide to our Board is both competitive and in line with that provided to boards of directors of similar companies in our industry. From time to time, the Board will conduct a market assessment of director compensation.

For fiscal year 2024, all compensation for the second, third and fourth quarters was delayed until 2025, in order to preserve available cash. For fiscal year 2025, all non-employee directors received a cash retainer of $40,000. The Chair of the AC received an additional $25,000, the Chair of the CHCC and the Chair of the NCGC each received an additional $15,000, and committee members received $5,000 for each committee served. All payments are prorated for actual time of service on the Board. There were no annual grants of options to purchase shares of our Common Stock and no grants of restricted share units for our non-executive directors during 2025.

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ended December 31, 2025:

Director Summary Compensation Table
				as of December 31, 2025
	2024 Fees	2025 Fees		Unvested	Unexercised
	paid in 2025	paid in 2025	Total	Stock	Stock
Name	($)	($)	($)	Awards	Options
Ricardo J. Alvarez (1)	$ 37,500	$ 53,125	$ 90,625	-	-
Graydon Bensler (3)	-	8,333	8,333	-	-
Braeden Lichti (3)	-	8,333	8,333	-	-
Erin Sharp (1)	22,500	31,875	54,375	-	-
Gail Sharps Myers (2)	30,000	66,667	96,667	-	325
Christine St.Clare (2)	35,000	74,167	109,167	-	1,000
Rick Sterling (4)	25,000	56,250	81,250	-	475
Michael Stern (1)	22,500	31,875	54,375	-	-
Sylvia A. Wulf	30,000	60,000	90,000	-	17,164
Total	202,500	390,625	593,125	-	18,964

(1)Mr. Alvarez, Ms. Sharp and Mr. Stern stepped down from the Board on June 12, 2025.

(2)Ms. Sharp Myers and Ms. St.Clare stepped down from the Board on October 28, 2025.

(3)Mr. Bensler and Mr. Lichti joined the Board on October 28, 2025.

(4)Mr. Sterling’s compensation for Q4, 2025 was paid in Q1, 2026.

Director Agreements

Nasdaq Listing Rule 5250(b)(3) requires disclosure of the material terms of any agreements or arrangements between any of our directors or director nominees and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy for or service as a director of the Company. Mr. Bensler provides his director services to the Company through GB Capital Ltd., a corporation wholly owned and controlled by Mr. Bensler, and the Company pays Mr. Bensler’s director fees directly to GB Capital Ltd. pursuant to a consulting agreement. Mr. Lichti provides his director services to the Company through NorthStrive Companies, Inc., a corporation wholly owned and controlled by Mr. Lichti, and the Company pays Mr. Lichti’s director fees directly to NorthStrive Companies, Inc. pursuant to a consulting agreement.

Other than the arrangements described above, the Company is not aware of any agreements or arrangements between any of our directors or director nominees and any third party relating to compensation or other payment in connection with such person’s candidacy or service as a director.

Vote Required

The election of our directors requires a plurality vote. Director nominees are nominated to serve on our Board for a one-year term, to hold office until the next annual meeting of our stockholders or until the election and qualification of his or her successor and subject to his or her earlier death, disqualification, resignation or removal. Each nominee must receive at least one FOR vote, and the four nominees receiving the highest number of FOR votes are elected. In an uncontested election, where the number of nominees and available board seats are equal, election requires only a single vote or more.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board recommends that stockholders vote FOR the ratification of the appointment of Deloitte & TOUCHE LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Audit Committee (“AC”) of the Board has appointed the firm of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and is asking the stockholders to ratify this appointment.

The AC believes that the retention of Deloitte for the 2026 fiscal year is in the best interest of us and our stockholders. One or more representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

In the event the stockholders fail to ratify the appointment of Deloitte as our independent registered public accounting firm, the AC may reconsider its selection.

Principal Accountant Fees and Services

The following table summarizes the fees billed by Deloitte for the fiscal years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Audit Fees (1)	$ 458,900	$ 638,570
Audit Related Fees (2)	90,000	-
Tax Fees (3)	46,200	48,316
Total	$ 595,100	$ 686,886

(1)Represents fees incurred for the audit of our consolidated financial statements and quarterly reviews.

(2)Represents fees for services related to other filings with the SEC.

(3)Represents fees incurred for tax preparation and tax-related compliance services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the AC must pre-approve all engagements of our independent registered public accounting firm, unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The AC has delegated to its Chair the authority to evaluate and approve service engagements on behalf of the full AC in the event a need arises for specific pre-approval between AC meetings. All of the audit, audit-related, and tax services provided by our independent registered public accounting firm for the 2025 fiscal year were approved by the AC in accordance with the foregoing procedures.

Vote Required

The affirmative vote of the holders of a majority of the shares of our Capital Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter and which has been voted is required to ratify the appointment of Deloitte to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PROPOSAL 3:

REVERSE STOCK SPLIT PROPOSAL

Introduction

Our Board has unanimously approved and declared advisable an amendment to our Charter (the “Amendment”), which would effect a reverse stock split of all issued and outstanding shares of our Common Stock (along with any shares of Common Stock held by the Company in treasury), at a ratio ranging from 1-for-5 to 1-for-20 (the “Reverse Stock Split”), inclusive, should such Amendment be approved by the stockholders pursuant to this Proposal 3 and if the Board determines to effect the Reverse Stock Split. The decision whether or not to effect a Reverse Stock Split and the ratio of any Reverse Stock Split will be determined by the Board following the Annual Meeting and prior to July 31, 2026. Our Board has recommended that the proposed Amendment be presented to our stockholders for approval.

Our stockholders are being asked to approve the Reverse Stock Split pursuant to this Proposal 3 and to grant authorization to the Board to determine, at its option, whether to implement a Reverse Stock Split, including its specific timing and ratio. Should we receive the required stockholder approvals for Proposal 3, the Board will have the sole authority to elect, at any time on or prior to July 31, 2026, and without the need for any further action on the part of our stockholders, whether to effect a Reverse Stock Split and the number of whole shares of our Common Stock, between and including five (5) and twenty (20), that will be combined into one share of our Common Stock.

By approving Proposal 3, our stockholders will: (a) approve the Amendment pursuant to which any whole number of issued shares of Common Stock between and including five (5) and twenty (20), as determined by our Board, could be combined into one share of Common Stock; and (b) authorize the Company to file the Amendment with the Delaware Secretary of State, in each case as determined by the Board at its sole option. The Board may also elect not to undertake any Reverse Stock Split and therefore abandon the Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split. If the Amendment has not been filed with the Delaware Secretary of State by the close of business on July 31, 2026, our Board will abandon the Reverse Stock Split, and stockholder approval would again be required prior to implementing a reverse stock split of our Common Stock.

The form of the proposed Amendment to effect the Reverse Stock Split is as set forth in Appendix A (subject to the Board’s selection of the applicable reverse stock split ratio). The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly, except with respect to the treatment of fractional shares. The following description of the proposed Amendment and Reverse Stock Split is a summary and is subject to the full text of the proposed Amendment.

Background — Reverse Stock Split

On January 15, 2025, we received a letter (the “Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying us that, because the closing bid price for our Common Stock had been below $1.00 per share for the previous 30 consecutive business days, it no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. The Letter had no immediate effect on our listing on the Nasdaq Capital Market or on the trading of our Common Stock. The Letter provided us with a compliance period of 180 calendar days, or until July 15, 2025, to regain compliance. We were unable to regain compliance with the bid price requirement by July 15, 2025. However, on July 17, 2025, we received a notice from Nasdaq granting us an additional 180 calendar days, or until January 12, 2026, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on the Nasdaq Capital Market. Nasdaq determined that we were eligible for the second compliance period due to us meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. On September 15, 2025, we received a letter from Nasdaq notifying us that, because the closing bid price for our Common Stock had exceeded $1.00 per share for more than 10 consecutive business days, we had regained compliance with the minimum bid price requirement for continued listing on Nasdaq.

We have continued to monitor the closing bid price of our Common Stock, but it has been consistently falling below $1.00 per share and is at risk of losing compliance with the minimum bid price requirement for continued listing on Nasdaq. If an issuer’s equity security is delisted from the Nasdaq Capital Market, it may be forced to seek to have its equity security traded or quoted on the OTC Bulletin Board or in the “pink sheets.” Such alternatives are generally considered to be less efficient markets and not as broad as the Nasdaq Capital Market, and therefore less desirable. Accordingly, the delisting, or even the potential delisting, of our Common Stock could have a negative impact on the liquidity and market price of our Common Stock.

As such, our Board believes that it is in the best interest of the Company and its stockholders that the Board has the ability to effect, in its discretion, the Reverse Stock Split to improve the price level of our Common Stock so that we are able to remain in compliance with the minimum bid price requirement and minimize the risk of delisting from the Nasdaq Capital Market.

Any delisting from the Nasdaq Capital Market would likely result in further reductions in the market prices of our Common Stock, substantially limit the liquidity of our Common Stock, not only in the number of shares that could be bought and sold at a given price, which might be depressed by the relative illiquidity, but also through delays in the timing of transactions and reduction in media and analyst coverage, and materially adversely affect our ability to raise capital or pursue strategic restructuring, refinancing or other transactions on acceptable terms, or at all. Delisting from the Nasdaq Capital Market could also have other negative results, including the potential loss of institutional investor interest, fewer business development opportunities, and the inability to raise additional required capital. In addition, the SEC has adopted rules governing “penny stocks” that impose additional burdens on broker-dealers trading in stock priced at below $5.00 per share, unless listed on certain securities exchanges. In the event of a delisting, we anticipate taking actions to try to meet the Nasdaq Capital Market’s initial listing standards and submitting an application for our Common Stock to be listed on the Nasdaq Capital Market, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement or prevent future non-compliance with the Nasdaq Capital Market’s listing requirements, whether as to minimum bid price or otherwise.

In addition to remaining in compliance with the Nasdaq Capital Market’s minimum bid price listing requirements, we also believe that the Reverse Stock Split and an increase in our stock price may make our Common Stock more attractive to a broader range of institutional and other investors (including funds that are prohibited from buying stocks whose price is below a certain threshold) and facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities, as well as better enable us to raise funds to help finance operations. We understand that many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our Common Stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being more risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Reverse Stock Split

The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, the treatment of which is described below.

Our current authorized share capital is 75,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. As of April 24, 2026, 5,147,204 shares of Common Stock, 67,706 prefunded warrants that may be converted to Common Stock, 263,753 shares of Preferred Stock that may be converted to 5,275,076 shares of Common Stock and 37,594 stock options were outstanding. Accordingly, our current authorized but unissued or reserved share capital is 64,472,420 shares of Common Stock.

Therefore, as a result of the Reverse Stock Split, the number of outstanding shares of Common Stock would decrease by a specified amount and the number of shares reserved for Common Stock issuance for prefunded warrants, conversion of Preferred Stock and exercise of outstanding stock options would also decrease by the specified amount. The determination of the specific ratio for the Reverse Stock Split will not affect the number of shares of Common Stock or Preferred Stock the Company is authorized to issue after the Reverse Stock Split. Regardless of the ratio, the Company will be authorized to issue 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock after the Reverse Stock Split. Assuming no change to the number of shares outstanding at the time of the Reverse Stock Split, and after giving effect to the Reverse Stock Split that would result from the listed hypothetical Reverse Stock Split ratios, and without giving effect to the treatment of fractional shares, our authorized but unissued or reserved Common Stock would be as follows:

	Outstanding
Authorized	Common	Warrants (1)	Conv Pref (2)	EIP (3)	Total	Ratio	Split Shares	Unissued
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	20	526,379	74,473,621
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	19	554,084	74,445,916
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	18	584,866	74,415,134
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	17	619,270	74,380,730
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	16	657,974	74,342,026
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	15	701,839	74,298,161
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	14	751,970	74,248,030
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	13	809,814	74,190,186
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	12	877,299	74,122,701
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	11	957,053	74,042,947
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	10	1,052,758	73,947,242
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	9	1,169,732	73,830,268
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	8	1,315,948	73,684,052
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	7	1,503,940	73,496,060
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	6	1,754,597	73,245,403
75,000,000	5,147,204	67,706	5,275,076	37,594	10,527,580	5	2,105,516	72,894,484

(1)Shares reserved for prefunded warrants that may be converted to Common Stock at the discretion of the holder.

(2)Shares reserved for Common Stock equivalent of convertible Preferred Stock.

(3)Shares reserved for future issuance pursuant to outstanding stock options under the Company's 2016 Equity Incentive Plan ("2016 Plan"), as amended.

The actual number of shares outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board. The Reverse Stock Split would not change the par value of the Common Stock or the Preferred Stock. If any stockholder would otherwise receive a fractional share of Common Stock as a result of the Reverse Stock Split, that stockholder will receive a cash payment in lieu of such fractional share.

Criteria to be Used for Determining Reverse Stock Split Ratio

The purpose of a range for the Reverse Stock Split is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing investment environment, such as stock price fluctuations, higher inflation, higher interest rates and related factors. In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval of the Amendment to effect the Reverse Stock Split, the Board may consider, among other things, various factors, such as:

•the historical and expected trading prices and trading volumes of our Common Stock;

•The Nasdaq Capital Market Continued Listing Standards requirements;

•the number of shares of our Common Stock outstanding;

•the then-prevailing trading prices and trading volumes of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•overall trends in the stock market;

•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•business developments and our actual and projected financial performance; and

•prevailing general market and economic conditions.

Our Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Delaware Secretary of the State of the Amendment, even if the authority to effect a Reverse Stock Split has been approved by our stockholders at the Annual Meeting. If the Reverse Stock Split Proposal is approved, we could effect the Reverse Stock Split at any time after the Annual Meeting until July 31, 2026. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the stockholders.

Effectiveness of Reverse Stock Split

The Reverse Stock Split would become effective at the effective time set forth in the Amendment (the “Effective Time”).

Procedure for Implementing the Reverse Stock Split

If Proposal 3 is approved by our stockholders, our Board retains the discretion to effect the Reverse Stock Split at any time prior to July 31, 2026 or not at all. Our Board will determine whether such an action is in the best interests of the Company and our stockholders, taking into consideration the factors discussed above and any other factors it considers relevant. The Reverse Stock Split would be implemented by filing the Amendment with the Secretary of the State of Delaware, setting forth the ratio used in the Reverse Stock Split

If the Reverse Stock Split is effected, then after the Effective Time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates and the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. Our Common Stock will continue to be listed on the Nasdaq Capital Market under the symbol “AQB” subject to any future change of listing of our securities.

Principal Effects of the Amendment

Reverse Stock Split — General

The Reverse Stock Split, if implemented by the Board, will reduce the total number of outstanding shares of Common Stock based on the split ratio determined by the Board in its discretion, and it will apply automatically to all shares of our Common Stock, including shares held by the Company in treasury, shares issuable upon the exercise or conversion of outstanding warrants, Preferred Stock, stock options, and other equity securities. The Reverse Stock Split would be effected simultaneously for all shares of our Common Stock, and the split ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except with respect to the treatment of fractional shares. The principal effect of the Reverse Stock Split will be to proportionately decrease the number of outstanding shares of our Common Stock based on the split ratio selected by our Board.

Voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares. The number of stockholders of record will not be affected by the Reverse Stock Split. If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act.

You are urged to consult your own tax advisors to determine the tax consequences to you of the Reverse Stock Split.

Under Delaware law, our stockholders will not be entitled to exercise dissenter’s or appraisal rights with respect to the Reverse Stock Split.

Authorized Shares; Number of Shares of Common Stock Available for Future Issuance

The Reverse Stock Split will result in a reduction of the total outstanding shares of Common Stock and shares reserved for issuance under outstanding warrants, Preferred Stock conversion, stock options, and other equity securities. The number of shares of Common Stock and Preferred Stock authorized for issuance will not change due to the Reverse Share Split. Accordingly, the Reverse Share Split will have the effect of increasing the number of shares of Common Stock authorized for issuance relative to the number of shares outstanding.

We expect to need to raise additional capital to fund our operations and our evolving strategy. The relative increase in the number of shares of Common Stock available to be issued is designed to enable us to raise additional capital in the future via equity and convertible debt financings, as well as to meet our obligations under outstanding warrants, stock options, and our equity compensation plans, while retaining flexibility to respond to other future business needs and opportunities. In the event that our Board determines to issue additional shares of Common Stock (or securities convertible therefor), it intends, in accordance with its fiduciary duties, to issue any such shares on terms that it considers to be in the best interests of the Company and our stockholders.

Such shares could be issued directly, or could be reserved for issuance and then issued pursuant to the exercise of options, warrants, restricted stock units, or other equity securities that we may issue in the future. The additional issuable authorized shares would enable us to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. For example, the shares may be used for: capital raising transactions involving equity or convertible debt securities; providing equity incentives to employees, directors, consultants or advisors under equity incentive plans or otherwise; establishing strategic relationships with other companies and other potential strategic transactions; expanding our business through the acquisition of other businesses, technologies or products; stockholder right plans; stock splits or stock dividends; other corporate purposes.

If this Proposal 3 is approved, we may issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock from time to time in the future, including pursuant to our registration statements previously filed with the SEC or new registration statements that we may file in the future, and to the extent that we do so, the shareholdings of our existing stockholders will be diluted by such issuances and the share price of our common stock may be depressed. We currently cannot estimate the number of shares of Common Stock that may be issued in the future in any such fundraising transaction, as the number of shares would depend on a number of factors including the trading price of the Common Stock at the time of any such financing, the amount of capital the Company is able to raise, the Company’s need for capital, the terms of any such transaction, and general market conditions. Except for a stock split or stock dividend, future issuances of shares of our Common Stock will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. If the Board authorizes the issuance of additional shares after the Reverse Stock Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Stock Split not been effected.

We have engaged an exclusive financial advisor and sole placement agent to explore a wide range of transactions, including, without limitation, a transaction involving a co-investment by us with one or more non-affiliated entities and a private placement of our equity or equity-linked securities to a limited number of sophisticated investors, that could result in the issuance of Common Stock, as they arise or as our needs require, which could occur promptly following the effectiveness of the Amendment. However, we have no current agreement or commitment to issue additional shares of Common Stock, except for issuances of Common Stock upon the exercise of outstanding warrants, stock options and conversion of Preferred Stock.

Effect of the Reverse Stock Split on Warrants, Stock Options, Restricted Stock Units, and other Equity Securities

Based upon the split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding warrants, Preferred Stock, stock options, and other equity securities entitling the holders to acquire, purchase, exchange for, or convert into, shares of Common Stock, including, without limitation, any awards previously granted under our 2016 Plan. Additionally, the exercise prices of outstanding stock options would increase, likewise in proportion to the reverse stock split ratio. This would result in approximately the same aggregate price being required to be paid under such stock options upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units or other equity securities will be similarly adjusted, subject in all cases to our treatment of fractional shares.

Effect on Preferred Stock

If we implement a Reverse Stock Split, the conversion rate of any outstanding shares of our Preferred Stock that are convertible into Common Stock will be proportionately adjusted in accordance with the terms of the applicable certificate of designation so that the number of shares of Common Stock issuable upon conversion after the Reverse Stock Split will reflect the same economic ratio as immediately prior to the Reverse Stock Split. Any corresponding adjustments to conversion prices will also be made proportionately based on the Reverse Stock Split ratio. Except for such proportional adjustments, the rights, preferences, and privileges of the preferred stock will be unchanged.

Effect on Record and Beneficial Holders

If this Proposal 3 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will be exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of Common Stock they hold after the Reverse Stock Split. Non-registered stockholders holding Common Stock through a broker and/or other nominee should note that such brokers and/or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a broker and/or other nominee and if you have questions in this regard, you are encouraged to contact your broker and/or other nominee.

If this Proposal 3 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as reasonably practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares in accordance with the procedures to be set forth in the letter of transmittal. No new post- Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Fractional Shares

The Reverse Stock Split shall be effected on a record holder-by-record holder (“Participant Holder”) basis, such that any fractional shares of post-Reverse Stock Split Common Stock resulting from the Reverse Stock Split and held by a single Participant Holder shall be aggregated. No scrip or fractional shares will be issued if, as a result of the Reverse Stock Split, a Participant Holder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each Participant Holder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such Participant Holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Capital Market (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. The Company will not assess any transaction costs to a Participant Holder for the cash payment. A Participant Holder would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, a then-current Participant Holder would have no further interest in our Company with respect to their fractional shares. A Participant Holder entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split Participant Holders to the extent that there are Participant Holders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split Participant Holders, however, is not the purpose of this proposal.

Beneficial stockholders whose shares are held in street name through a bank, broker or other nominee will be treated in accordance with the procedures of such bank, broker or nominee. Fractional shares resulting from the Reverse Stock Split will be determined at the Participant Holder level and beneficial stockholders should consult their bank, broker or nominee regarding the treatment of fractional shares and the payment of any cash in lieu thereof.

Beneficial stockholders should be aware that, under the escheat laws of the various jurisdictions where beneficial stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, any sums due to beneficial stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, beneficial stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

Accounting Matters

The proposed amendment to the Company’s Charter will not affect the par value of our Common Stock, which will remain $0.001 per share. As a result of the Reverse Stock Split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the Reverse Stock Split and the reduction in the shares of Common Stock outstanding, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Additionally, net income or loss per share for all periods would increase proportionately as a result of a Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of a Reverse Stock Split. If we effect the Reverse Stock Split, in future financial statements we will restate net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split to give retroactive effect to the Reverse Stock Split.

Certain Risks Associated with a Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

We cannot assure you that the proposed Reverse Stock Split, if effected, will increase our stock price. There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of all of our outstanding Common Stock at the then market price after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split, or that the per share market price of our Common Stock following the Reverse Stock Split will either equal or exceed the current per share market price.

At April 24, 2026, the closing sale price of our Common Stock on the Nasdaq Capital Market was $0.97 per share. Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split, if our Board decides to proceed with the Reverse Stock Split, is intended to increase the per share trading price of our Common Stock to exceed the minimum bid price requirement for continued listing on the Nasdaq Capital Market for at least the required period of time. However, we cannot assure you that the market price per share of our Common Stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. The effect of the Reverse Stock Split on the per share trading price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock.

Accordingly, the total market capitalization of our Common Stock and the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split, and it is possible that the Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the benefits that we anticipate or that the per share trading price of our Common Stock will not decrease in the future.

The proposed Reverse Stock Split may decrease the liquidity of our Common Stock and result in higher transaction costs.

The liquidity of our Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock. In addition, although we believe the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, our Common Stock will be more attractive to investors. While our Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of the Reverse Stock Split and could be adversely affected by a higher per share price. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability of our Common Stock as described above.

The proposed Reverse Stock Split may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Charter, which will give us a larger number of authorized shares available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders and could also reduce stockholders’ equity on a per share basis. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the issuance or potential issuance of additional shares of Common Stock may have a depressive effect on the market price of our Common Stock. If Proposal 3 is adopted and approved and a Reverse Stock Split is effected, then depending on a number of factors, including without limitation the ratio of the Reverse Stock Split that is effected, our Board could, in its discretion, in the future consider submitting a proposal for consideration at a future meeting of stockholders to reduce the number of authorized shares of Common Stock in the Charter.

Even if the Reverse Stock Split is effected, we may not be able to satisfy all of the other requirements for continued listing of our Common Stock on the Nasdaq Capital Market or other stock exchange.

As discussed above, the Board is submitting the Reverse Stock Split proposed to our stockholders for approval with the primary intent of increasing the market price and minimum bid prices of our Common Stock to regain and maintain compliance with the listing requirements of the Nasdaq Capital Market and to make our Common Stock more attractive to a broader range of institutional and other investors. However, continued listing on such exchange requires compliance with a variety of other qualitative and quantitative listing standards. Even if we effect the Reverse Stock Split, we may not be able to satisfy or maintain listing requirements on the Nasdaq Capital Market or any other stock exchange. We cannot provide any assurances that we will be able to maintain a listing of the Common Stock on the Nasdaq Capital Market or any other stock exchange.

As we are not reducing the number of our authorized preferred shares and are not reducing our authorized common shares, the Reverse Stock Split could make a change of control more difficult because we will have the right to issue proportionally more shares.

The Reverse Stock Split will not change the number of authorized shares of our Preferred Stock, as designated by our Certificate of Incorporation. Our Certificate of Incorporation authorizes us to issue 1 or more series of Preferred Stock, which we are not changing in the Reverse Stock Split. Our Board has the authority to determine the preferences, limitations and relative rights of the shares of Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our Preferred Stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. The issuance of Preferred Stock may delay or prevent a change in control of us, discouraging bids for our Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Common Stock.

The availability of proportionately more authorized but unissued shares of Common Stock may enable our Board to render it more difficult, or discourage an attempt to obtain control of the Company, which may adversely affect the market price of our Common Stock. If in the due exercise of its fiduciary obligations, for example, our Board were to determine that a takeover proposal were not in our best interests, such shares could be issued by the Board without stockholder approval in (i) one or more private placements or other transactions that might prevent, render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group or creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent Board or (ii) an acquisition that might complicate or preclude the takeover.

The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy, but rather its principal purpose is for our Company to maintain compliance with Nasdaq Capital Market’s listing standards to maintain the listing of our Common Stock and to make such shares more attractive to a broader group of investors.

Future issuances of Common Stock by the Company may have an adverse effect on the market price of the Common Stock.

Since the number of authorized shares of Common Stock will not change, it will have the effect of increasing the number of shares of Common Stock authorized for issuance relative to the number of shares outstanding. We may issue a substantial number of these shares of the Common Stock under our outstanding options and other equity securities, as well as under our existing equity compensation plans. In addition, we may issue additional shares of Common Stock in future financings. Any of the foregoing issuances will dilute our existing stockholders. Furthermore, the trading price of the Common Stock could decline as a result of sales of such shares of Common Stock, or the perception that such sales could occur.

Certain Material U.S. Federal Income Tax Considerations of a Reverse Stock Split

The following is a general summary of certain material U.S. federal income tax considerations relating to the Reverse Stock Split that may be relevant to holders of our Common Stock. This summary only addresses a U.S. Holder (as defined below) who holds Common Stock as a capital asset for U.S. federal income tax purposes.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock who is any of the following for U.S.

federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof, all of which may be change, perhaps retroactively, so as to result in U.S. federal income tax considerations different from those summarized below. This summary is general in nature and does not represent a detailed description of the U.S. federal income tax considerations to a stockholder in light of their particular circumstances. In addition, it does not represent a description of the U.S. federal income tax Considerations to a stockholder who is subject to special treatment under the U.S. federal income tax laws and does not address the tax considerations applicable to U.S. Holders who may be subject to special tax rules, such as:

•Partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and any beneficial owners thereof;

•financial institutions or financial services entities;

•insurance companies;

•real estate investment trusts;

•regulated investment companies;

•grantor trusts;

•tax-exempt organizations;

•governments or agencies or instrumentalities thereof;

•brokers, dealers or traders in securities or currencies;

•stockholders who hold Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;

•U.S. Holders that have a functional currency other than the U.S. dollar;

•stockholders who actually or constructively own five percent or more of the Company’s voting stock;

•U.S. expatriates; or

•stockholders who acquire shares of our Common Stock in connection with employment or other performance of services.

Moreover, this description does not address any aspect of U.S. state or local tax, non-U.S. tax, the Medicare tax on net investment income, U.S. federal estate and gift tax, alternative minimum tax, or other U.S. federal income tax consideration or other tax consequences of the Reverse Stock Split.

If an entity classified as a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) for U.S. federal income tax purposes holds common stock, the tax treatment of an equity holders in such entity will generally depend on the status of such equity holder and the activities of such entity.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AS WELL AS THE CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY U.S. STATE OR LOCAL OR NON-U.S. TAX CONSEQUENCES.

Tax Consequences to the Company

The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. If the Reverse Stock Split qualifies as a recapitalization, then the Company will not recognize a gain or loss as a result.

Tax Consequences to U.S. Holders of the Reverse Stock Split

If the Reverse Stock Split qualifies as a recapitalization, then a U.S. Holder generally will not recognize gain or loss on the Reverse Stock Split. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. Treasury regulations promulgated under the Code provide rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Other Tax Considerations for U.S. Holders

The U.S. state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. Holder depending upon the jurisdiction in which such holder resides. U.S. Holders are urged to consult their tax advisors regarding the specific tax consequences to them of the Reverse Stock Split, including the applicable U.S. federal, state and local and non-U.S. tax consequences, if any.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH U.S. HOLDER. ACCORDINGLY, EACH U.S. HOLDER IS ADVISED TO CONSULT THE HOLDER’S TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO THE U.S. HOLDER OF A REVERSE STOCK SPLIT.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal 3 that are not shared by all of our other stockholders, except to the extent of their ownership of shares of our Common Stock and other securities exercisable or exchangeable therefore. We have not proposed the Reverse Stock Split Proposal in response to any effort of which we are aware to accumulate our shares of our Common Stock or obtain control of our Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. Notwithstanding the expected decrease in the number of outstanding shares of common stock following the Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Vote Required

The approval of Proposal 3, the Reverse Stock Split Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock entitled to vote thereon.

PROPOSAL 4:

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our Board recommends a vote FOR the approval, on a non-binding, advisory basis, of THE COMPENSATION OF our named executive officerS as disclosed in this proxy statement.

As required by Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.

As described in detail under the heading “Executive Compensation,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Stockholders are urged to read the “Executive Compensation” section of this proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our named executive officers. Our Board and the Compensation and Human Capital Committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our compensation program goals.

The vote on this resolution is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation and Human Capital Committee. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Although non-binding, the Board and the Compensation and Human Capital Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration as they deem appropriate when making future decisions regarding our executive compensation program.

At our 2023 annual meeting of stockholders, our stockholders supported, on an advisory basis, the Board’s proposal that the say-on-pay advisory vote occur on an annual basis. Although annual say-on-pay advisory votes are not required by our Bylaws, the Board currently believes that having our stockholders provide annual feedback on our compensation practices supports effective governance. As a result, and in light of the overwhelming support of our stockholders, the next say-on-pay advisory vote is expected to occur in 2027.

Accordingly, we are asking our stockholders to vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Named Executive Officers of AquaBounty Technologies, Inc., as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved on a non-binding, advisory basis.”

Vote Required

The approval of this non-binding, advisory proposal requires the affirmative vote of the holders of a majority of the shares of our Capital Stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter and which has been voted.

PROPOSAL 5:

ADJOURNMENT PROPOSAL

Stockholders are being asked to consider and vote upon an adjournment by stockholders of the Annual Meeting from time to time, if necessary or advisable (as determined by the Company), to solicit additional proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal as described in Proposal 3.

Vote Required

The approval of Proposal 5, the Adjournment Proposal, will require the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Adjournment Proposal and which have actually been voted.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of forms filed with the SEC and on written representations from reporting persons that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal year ended December 31, 2025, except for one late filing of a Form 3 for Graydon Bensler, and one late filing of a Form 3 for Braeden Lichti.

OTHER MATTERS

We do not know of any matters to be presented at the 2026 annual meeting of stockholders other than those mentioned in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock as of April 7, 2026, by (i) each person who, to our knowledge, beneficially owns 5% or more of the outstanding shares of our Common Stock, (ii) each of our directors, (iii) each named executive officer (as listed in the Summary Compensation Table, which appears later in this proxy statement), and (iv) all current directors and executive officers as a group. None of the shares reported as beneficially owned by our directors or executive officers are currently pledged as security for any outstanding loan or indebtedness.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. As of April 7, 2026, there were 5,147,204 shares of our Common Stock outstanding and 263,753 shares of our Series A Convertible Preferred Stock outstanding. The as converted number of shares of Common Stock represented by the Series A Convertible Preferred Stock is 5,275,076. The table lists applicable percentage ownership based on 10,422,280 shares of our Common Stock deemed outstanding as of April 7, 2026.

The number of shares beneficially owned includes shares of our Common Stock that each person has the right to acquire within 60 days of April 7, 2026, including upon the vesting of stock awards and the exercise of stock options. These stock awards and options are deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by such person but are not deemed outstanding for the purpose of computing the percentage of outstanding shares of our Common Stock owned by any other person.

Our Common Stock and Series A Convertible Preferred Stock vote together as a single class on the matters presented in this proxy statement, with each share of Series A Convertible Preferred Stock entitled to vote on an as converted basis as a percentage of the total votes of the Common Stock and shares of Series A Convertible Preferred Stock on an as-converted basis. Because the Series A Convertible Preferred Stock is immediately convertible, the “Common Stock Beneficially Owned” amounts in the table include, for each holder of Series A Convertible Preferred Stock, the number of shares of Common Stock that would be issuable upon conversion of such holder’s Series A Convertible Preferred Stock. Accordingly, the percentages shown in the column of the table labelled “Common Stock Beneficially Owned” reflect each holder’s voting power on the matters presented in this proxy statement, taking into account the votes attributable to shares of Series A Convertible Preferred Stock on an as converted basis, as a percentage of the total votes of the Common Stock and Series A Convertible Preferred Stock on an as-converted basis.

	Preferred Stock		Common Stock
	Beneficially Owned		Beneficially Owned
Name and address of beneficial owner (1)	Shares	Percent of Class	Shares	Percent of Class
About Investment Pte. Ltd (2)	86,478	32.8%	1,729,548	16.6%
71 Robinson Road, Singapore 068895
Univest Securities LLC (3)	65,001	24.6%	1,300,027	12.5%
75 Rockerfeller Plaza, New York, NY 10019
Hongyu Wang (4)	47,274	17.9%	945,474	9.1%
Zhenxingjiedao, Dacui Cun, 332 Hao,
Chiping Xian, Shandong, China
Graydon Bensler			-	*
Braeden Lichti			-	*
Rick Sterling (5)			3,318	*
Sylvia Wulf (5)			33,867	*
David Frank (5)			15,060	*
Executive officers and directors as a group (5 persons)			52,245	*

*Indicates beneficial ownership of less than one percent of the Common Stock and Series A Convertible Preferred Stock on an as-converted basis.

(1) Unless otherwise indicated, the address for each beneficial owner is c/o AquaBounty Technologies, Inc., 233 Ayer Road, Suite 4, Harvard, MA 01451.

(2) Includes 1,729,548 shares of Common Stock issuable upon conversion of 86,478 shares of Series A Convertible Preferred Stock, which is convertible at the holder’s option.

(3) Includes 1,300,027 shares of Common Stock issuable upon conversion of 65,001 shares of Series A Convertible Preferred Stock, which is convertible at the holder’s option.

(4) Includes 945,474 shares of Common Stock issuable upon the conversion of 47,274 shares of Series A Convertible Preferred Stock, which is convertible at the holder’s option.

(5) Beneficial ownership includes shares of Common Stock to be issued pursuant to the vesting and exercise of outstanding stock options within 60 days of April 7, 2026:

•Stock Options

•Includes 17,115 shares for Ms. Wulf.

•Includes 475 shares for Mr. Sterling.

•Includes 7,822 shares for Mr. Frank.

•Includes 25,412 shares for our directors and executive officers as a group.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025, with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (4)
Equity compensation plans approved by security holders (1)	38,919	$ 42.95	107,704
Equity compensation plans not approved by security holders	-	$ -	-
Total	38,919	$ 42.95	107,704

(1)Consists of the Company’s 2006 Plan and the 2016 Plan.

(2)Includes 125 outstanding options under the 2006 Plan and 38,794 outstanding options under the 2016 Plan.

(3)As of December 31, 2025, the weighted average exercise price of outstanding options under the 2006 Plan was $192.00, and the weighted average exercise price of outstanding options under the 2016 Plan was $42.47.

(4)Represents shares of the Company’s Common Stock that remain available for issuance under the 2016 Plan. The 2006 Plan terminated on March 18, 2016, and there are no shares of Common Stock reserved for future awards under the 2006 Plan.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under SEC rules, and as such, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies. We are evaluating the need for revisions to our executive compensation program to ensure our program is competitive with those of the companies with which we compete for executive talent and is appropriate for a public company.

Named Executive Officers

The tables and discussion below present compensation information for our chief executive officer and our two other most highly compensated officers for the year ended December 31, 2025 (“fiscal year 2025”), all of whom we refer to collectively as our named executive officers. These officers are:

Name	Age	Officer Since	Position(s)
David A. Frank	65	2007	Interim CEO, CFO and Treasurer (1)
Angela M. Olsen	57		Former General Counsel (2)

(1)Mr. Frank was appointed Interim CEO on December 6, 2024.

(2)Ms. Olsen stepped down as General Counsel on August 22, 2025.

Summary Compensation Table

The following table provides certain summary information concerning the compensation paid to our named executive officers in the fiscal years ended December 31, 2025 and 2024.

			Non-Equity
		Salary	Incentive Plan	All other	Total
			Compensation	Compensation
Name and Position	Year	($) (1)	($) (2)	($) (3)	($)
D. Frank	2025	332,500	55,792	9,975	398,267
Interim CEO and CFO	2024	325,000	-	9,750	334,750
A. Olsen	2025	245,174	54,500	6,726	306,400
Former General Counsel	2024	317,475	-	9,524	326,999

(1)Represents salaries before any employee contributions under our 401(k) plan.

(2)Amounts represent performance-based annual cash bonuses determined by our Board for the named executive officers.

(3)Amounts in this column reflect 401(k) matching contributions.

As of December 31, 2025, the base salary of Mr. Frank was $334,750. As of December 31, 2024, the base salaries of Mr. Frank and Ms. Olsen were $325,000, and $317,475, respectively. Base salaries are used to recognize the experience, skills, knowledge, and responsibilities required of all of our employees, including our named executive officers. Certain of our named executive officers are currently party to an employment agreement that provides for the continuation of certain compensation upon termination of employment. See “-Employment Agreements.”

For 2025, each of our named executive officers was eligible to earn an annual cash bonus to compensate them for attaining short-term Company and individual goals as approved by our Board. For 2025, bonuses were determined based on attaining strategic and financial Company goals. The 2025 target bonuses for each of Mr. Frank and Ms. Olsen were 25% of his or her annual base salary. Each individual’s respective target bonus was set by the Board. Our Board makes the final determination of the eligibility requirements and the amounts of such bonus awards. For 2025, the Board determined that both Mr. Frank and Ms. Olsen achieved two-thirds of their respective targeted bonus amounts. For 2024, the Board determined that neither the Company nor the individual bonus goals were achieved, and therefore, no annual bonus was earned by either Mr. Frank or Ms. Olsen with respect to the 2024 fiscal year.

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the ownership interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Compensation decisions for the officers other than the CEO are made by the CHCC in consultation with the CEO.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning outstanding equity awards held by our named executive officers as of December 31, 2025.

		Option Awards (1)
		Number of securities			Option
		underlying unexercised options		Option	Expiration
Name and Position		Exercisable	Unexercisable	Exercise Price	Date
D. Frank	21-Apr-2017	500		$ 284.00	21-Apr-2027
Interim CEO and CFO	27-Feb-2018	758		$ 50.00	27-Feb-2028
	30-Apr-2019	1,000		$ 44.40	29-Apr-2029
	12-Mar-2020	642		$ 37.60	12-Mar-2030
	10-Mar-2021	259		$ 134.40	10-Mar-2031
	14-Mar-2022	1,179		$ 30.40	14-Mar-2032
	14-Jun-2023	3,003	511	$ 7.20	14-Jun-2033

(1)Option awards granted in 2018 and 2019 vested daily over a one-year period. Option awards granted in 2023 vest daily over a period ending on March 9, 2026. All other option awards vest daily over a three-year period.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and the other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures.

Pay Versus Performance Table

Year	Summary	Compensation	Average Summary	Average	Value of	Net
	Compensation	Actually Paid	Compensation	Compensation	Initial Fixed $100	Income
	Table Total for	to PEO	Table Total for	Actually Paid to	Investment Based on
	PEO		Non-PEO NEOs	Non-PEO NEOs	Total Shareholder
					Return
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025 (1)	$ 398,267	$ 394,040	$ 306,400	$ 306,622	$2.14	$ (18,490,487)
2024 (2)	$ 439,799	$ 429,151	$ 330,875	$ 325,735	$1.45	$ (149,192,660)
2023 (3)	$ 496,657	$ 440,248	$ 371,071	$ 336,874	$7.00	$ (27,557,901)

(1)2025 PEO = D. Frank / 2025 Non-PEO = A. Olsen

(2)2024 PEO = S. Wulf & D. Melbourne / 2024 Non-PEO = D. Frank & A. Olsen

(3)2023 PEO = S. Wulf / 2023 Non-PEO = D. Frank & D. Melbourne

In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to derive compensation actually paid to our PEO and non-PEO NEOs are contained in the following table:

	PEO			Non-PEO NEOs
	2025	2024	2023	2025	2024	2023
Total Compensation	$ 398,267	$ 439,799	$ 496,657	$ 306,400	$ 330,875	$ 371,071
Equity Adjustments
Less FV of CY RS	-	-	(48,000)	-	-	(28,880)
Less FV of CY Options	-	-	(29,262)	-	-	(17,605)
Add YE FV of unvested RS	-	-	6,980	-	-	4,199
Add YE FV of unvested Options	-	-	7,037	-	-	4,235
Change in FV of PY unvested RS	-	(2,717)	(8,726)	-	(1,639)	(5,177)
Change in FV of PY unvested Options	(4,698)	(2,971)	(6,060)	-	(2,251)	(3,880)
Add CY Vested RS	-	-	16,004	-	-	9,629
Add CY Vested Options	-	-	10,219	-	-	6,143
Add PY Vested RS	221	(6,764)	(10,640)	222	(2,640)	(6,420)
Add PY Vested Options	250	1,805	6,040	-	1,391	3,559
Actual Compensation	$ 394,040	$ 429,151	$ 440,248	$ 306,622	$ 325,735	$336,874

Description of the Relationship Between Compensation Actually Paid and Selected Performance Metric

The compensation for our PEO and NEOs includes salary, non-equity incentives and stock and option awards. The equity incentive programs we have in place are intended to build stockholder value by tying the interests of our executive officers to the success of the Company as “owners” of our business, and to drive alignment on the effective and efficient use of available cash. The charts below depict the relationship between the executive compensation actually paid to our PEO and our non-PEO NEOs and our net income and the value of an initial fixed $100 investment based on Total Shareholder Return (“TSR”) for the three-year period of 2023 through 2025.

Employment Agreements

We have entered into an employment agreement with Mr. Frank, which provides for the payment of a base salary; an annual bonus opportunity based on a percentage of his salary, with any bonus payout determined at the discretion of our Board based on achievement of financial targets and other performance criteria; and certain other forms of benefits and compensation.

Mr. Frank’s employment agreement remains in effect unless and until terminated in accordance with the terms and conditions set forth in the agreement. His agreement provides that employment may be terminated by either us or him with no less than thirty days’ notice to the other party. If his employment is terminated by us without cause or by him for good reason, as those terms are defined in the employment agreement, he would be paid one year of continued base salary, starting on the date of termination and a prorated earned bonus payment. In addition, if such termination occurs within 12 months following the occurrence of a change in control (as such term is defined in the employment agreement), the agreement also provides for 100% acceleration of stock option and restricted share grants. Receipt of the severance payments and benefits described above is subject to his execution of a release of claims and continued compliance with a non-disparagement covenant. Under his agreement, we may terminate his employment without notice or payment at any time for cause.

401(k) Plan

We provide an employee retirement plan under Section 401(k) of the Internal Revenue Code (the “401(k) plan”), to all U.S. employees who are eligible employees as defined in the 401(k) plan. Subject to annual limits set by the Internal Revenue Service, we match 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match is immediate. We made contributions in connection with the 401(k) plan during the years ended December 31, 2025 and 2024, of $28,965 and $70,193, respectively.

Registered Retirement Savings Plan

We had a Registered Retirement Savings Plan for our Canadian employees. Subject to annual limits set by the Canadian government, we matched 50% of eligible employee contributions up to a maximum of 3% of an employee’s salary, and vesting in our match was immediate. We made contributions in connection with this plan during the years ended December 31, 2025 and 2024, of $1,080 and $39,024, respectively.

Indemnification of Officers and Directors

We have agreed to indemnify our directors and officers in certain circumstances. See “Related-Party Transactions, Policies, and Procedures- Agreements with Our Directors and Executive Officers.”

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Award Timing Policies and Practices

We do not grant option awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on option award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards.

RELATED PERSON TRANSACTIONS, POLICIES, AND PROCEDURES

In addition to the director and executive compensation arrangements discussed above in the sections titled “Proposal 1 - Election of Directors” and “Executive Compensation,” we have been a party to the following transactions since January 1, 2025, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years, and in which any director, executive officer, or holder of more than 5% of any class of our voting stock, or any member of the immediate family of or entities affiliated with any of them, had or will have a direct or indirect material interest. We also describe below certain transactions and series of similar transactions since January 1, 2025, with our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of or any entities affiliated with any of the foregoing persons to which we are party.

Agreements with Our Directors and Executive Officers

For more information regarding employment agreements with certain of our executive officers, see ‘‘Executive Compensation - Employment Agreements.’’

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our Board to the maximum extent allowed under Delaware law.

Policies and Procedures for Review of Related Person Transactions

Our Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval, and ratification of covered related person transactions. The AC of the Board manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we (or any of our subsidiaries) were, are, or will be a participant, and in which any related person had, has, or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the AC relies upon Item 404 of Regulation S-K promulgated under the Exchange Act.

A “related person” is defined as:

•any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become one of our directors;

•any person who, at the time of the occurrence or existence of the transaction, is known to be the beneficial owner of more than 5% of any class of our voting securities;

•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee, or more- than-five-percent beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee, or more-than-five-percent beneficial owner.

The policy generally provides that we may enter into a related person transaction only if:

•the AC pre-approves such transaction in accordance with the guidelines set forth in the policy;

•the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, and the AC (or the chair of the AC) approves or ratifies such transaction in accordance with the guidelines set forth in the policy;

•the transaction is approved by the disinterested members of the Board; or

•the transaction involves compensation approved by the Compensation and Human Capital Committee of the Board.

If a related person transaction is not pre-approved by the AC, and our management determines to recommend such related person transaction to the AC, such transaction must be reviewed by the AC. After review, the AC will approve or disapprove such transaction. In addition, the AC reviews the policy at least annually and recommends amendments to the policy to the Board from time to time.

The policy provides that all related person transactions will be disclosed to the AC and all material related person transactions will be disclosed to the Board. Additionally, all related person transactions requiring public disclosure will be properly disclosed in our public filings.

The AC will review all relevant information available to it about the related person transaction. The policy provides that the AC may approve or ratify the related person transaction only if the AC determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the AC may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited consolidated financial statements for the year ended December 31, 2025, included in our Annual Report on Form 10-K for that period.

Composition and Charter. The Audit Committee (“AC”) of our Board currently consists of three independent directors, as that term is defined in Rule 5605(a)(2) of the NASDAQ Marketplace Rules: Mr. Sterling, who serves as Chair of the AC, Mr. Bensler and Mr. Lichti. The AC operates under a written charter adopted by our Board and is available on our corporate website (www.aquabounty.com) under “Investor Relations.” The Board and the AC review and assess the adequacy of the charter and the AC performance on an annual basis.

Responsibilities. The AC assists our Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to our stockholders and others; reviewing our systems of internal control over financial reporting, disclosure controls and procedures, and our financial reporting process that management has established and the Board oversees; and endeavoring to maintain free and open lines of communication among the AC, our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”) and management. The AC is also responsible for the review of all critical accounting policies and practices to be used by us; the review and approval or disapproval of all proposed transactions or courses of dealings that are required to be disclosed by Item 404 of Regulation S-K that are not otherwise approved by a comparable committee or the entire Board; and establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The AC also has the authority to secure independent expert advice to the extent the AC determines it to be appropriate, including retaining independent counsel, accountants, consultants, or others, to assist the AC in fulfilling its duties and responsibilities.

It is not the duty of the AC to plan or conduct audits or to prepare our consolidated financial statements. Management is responsible for preparing our consolidated financial statements and has the primary responsibility for assuring their accuracy and completeness, and Deloitte is responsible for auditing those consolidated financial statements and expressing its opinion as to their presenting fairly in accordance with Generally Accepted Accounting Principles (“GAAP”) our financial condition, results of operations, and cash flows. However, the AC does consult with management and Deloitte prior to the presentation of consolidated financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the AC is responsible for the oversight of Deloitte; considering and approving the appointment of and approving all engagements of, and fee arrangements with Deloitte; and the evaluation of Deloitte’s independence.

In the absence of their possession of information that would give them a reason to believe that such reliance is unwarranted, the members of the AC rely without independent verification on the information provided to them, and on the representations made, by our management and our independent registered public accounting firm. Accordingly, the AC’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The AC’s authority and oversight responsibilities do not independently assure that the audits of our consolidated financial statements are conducted in accordance with auditing standards generally accepted in the United States, or that our consolidated financial statements are presented in accordance with GAAP.

Review with Management and Independent Registered Public Accounting Firm. The AC has reviewed and discussed the quality, not just the acceptability, of our accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the audited financial statements with our management and Deloitte. In addition, the AC has consulted with management and Deloitte prior to the presentation of our consolidated financial statements to stockholders. The AC has discussed with Deloitte the matters required to be communicated by Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The AC has received the written communications and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the AC concerning independence and has discussed with Deloitte its independence from us, including whether its provision of non-audit services has compromised such independence.

Conclusion and Appointment of Independent Registered Public Accounting Firm. Based on the reviews and discussions referred to above in this report, the AC recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee of the Board:

Rick Sterling (Chair)

Graydon Bensler

Braeden Lichti

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report and reference to the independence of the AC members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

ANNUAL REPORT; AVAILABLE INFORMATION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, is available over the Internet on our corporate website (www.aquabounty.com). The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

Stockholders may request a paper or email copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, free of charge, by following the instructions in the proxy materials. All reports and documents we file with the SEC are also available, free of charge, on our corporate website (www.aquabounty.com) under “Investor Relations.”

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BY ORDER OF THE BOARD OF DIRECTORS OF AQUABOUNTY TECHNOLOGIES, INC.

David Frank
Interim Chief Executive Officer

Harvard, Massachusetts

May 1, 2026

Appendix A

CERTIFICATE OF AMENDMENT TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

AQUABOUNTY TECHNOLOGIES, INC.

AquaBounty Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Charter”).

2.This Certificate of Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.Upon this Certificate of Amendment becoming effective, the Charter is hereby amended as follows: Subsection 4(a) of the Charter is hereby amended and restated in its entirety to read as follows:

“4. (a) The Corporation is authorized to issue two classes of stock to be designated Common Stock and Preferred Stock. The Corporation is authorized to issue 75,000,000 shares of Common Stock, with a par value of $0.001 per share, and 5,000,000 shares of Preferred Stock, with a par value of $0.01 per share.

Upon the effectiveness of the filing of this Certificate of Amendment (the “2026 Split Effective Time”), every [ ] shares of Common Stock issued and outstanding or held by the Corporation as treasury shares as of the 2026 Split Effective Time shall automatically, and without any further action on the part of the stockholders, be reclassified as one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock (the “2026 Reverse Split”).

The 2026 Reverse Split shall be effected on a record holder-by-record holder (“Participant Holder”) basis, such that any fractional shares of post-2026 Reverse Split Common Stock resulting from the 2026 Reverse Split and held by a single Participant Holder shall be aggregated. No fractional shares of Common Stock shall be issued as a result of the 2026 Reverse Stock Split.

In lieu thereof, (i) with respect to Participant Holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the 2026 Split Effective Time, any Participant Holder who would otherwise be entitled to a fractional share of Common Stock as a result of the 2026 Reverse Stock Split, following the 2026 Split Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such Participant Holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the 2026 Split Effective Time automatically and without any action by the Participant Holder; and (ii) with respect to Participant Holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the 2026 Split Effective Time, any Participant Holder who would otherwise be entitled to a fractional share of Common Stock as a result of the 2026 Reverse Stock Split, following the 2026 Split Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the Participant Holder.”

4.This Certificate of Amendment shall become effective at 12:01 a.m., Eastern Time, on , 2026.

* _ * _ * _ *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation as of, 2026.

AQUABOUNTY TECHNOLOGIES, INC.

By:

Name: David Frank

Title: Interim Chief Executive Officer

AquaBounty VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 pm, ET, on June 22, 2026.

Online
Go to www.envisionreports.com/AQB or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/AQB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2, 3, 4, and 5.

	For	Withhold
01 - Graydon Bensler	☐	☐
02 - Braeden Lichti	☐	☐
03 - Rick Sterling	☐	☐
04 - Sylvia Wulf	☐	☐

	For	Against	Abstain
2. Ratify the independent registered public accounting firm for 2026.	☐	☐	☐
3. Approve amendment to our Third Amended and Restated Certificate of Incorporation, as amended to approve a Reverse Share Split.	☐	☐	☐
4. Approve non-binding advisory on compensation to our named executive officers.	☐	☐	☐
5. Approve adjournment of meeting, if necessary to solicit additional proxies.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2026 Annual Meeting of Stockholders of AquaBounty Technologies, Inc. will be held on
Tuesday, June 23, 2026, at 11:00 am, ET, at 233 Ayer Road, Suite 4, Harvard, Massachusetts 01451

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/AQB

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/AQB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AquaBounty Technologies, Inc.

Notice of Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for the 2026 Annual Meeting — June 23, 2026

David A. Frank, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of AquaBounty Technologies, Inc., which will be held on June 23, 2026, at 11:00 am ET, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐